UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
-----------	-----------------------------------	--------------------

1-5324	NORTHEAST UTILITIES	04-2147929
---------------------------------------
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
---------------------------------------
(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

--------------

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On July 17, 2008, the Federal Energy Regulatory Commission (FERC) voted in favor of The Connecticut Light and Power Company’s (CL&P) application to receive return on equity (ROE) incentives for CL&P’s 69-mile Middletown, Connecticut to Norwalk, Connecticut transmission project (M-N Project) and an additional 50 basis point adder for the advanced technology aspects of the 24-mile underground portion of the line.

On March 24, 2008, the FERC had issued an Order on Rehearing concerning the return on equity incentives for regional transmission projects of New England transmission owners in which it provided an additional 100 basis point ROE for projects “completed and on line” by December 31, 2008.  The order also stated that New England companies completing projects beyond that date would be required to make project-specific applications to FERC to qualify for additional incentives.  This order has been appealed to the D. C. Circuit Court of Appeals by various state regulators.

The M-N Project is currently more than 90% complete but is not projected to be completely in service until after the cut-off date for incentives established by the FERC order.  CL&P’s share of the M-N Project is estimated to cost $1.05 billion.  On May 16, 2008, CL&P filed an application with FERC to receive ROE incentives for the M-N Project, requesting a waiver of the December 31, 2008 cut-off date for the 100 basis point ROE adder.  Alternatively, CL&P demonstrated that it met all of FERC's requirements for an incentive ROE.  In addition to the 100 basis points, CL&P sought a 50 basis point adder for the advanced technology aspects of the 24-mile underground portion of the line, citing its uniquely long length of 345-kV cross-link polyethylene cable and its use of 345-kv variable shunt reactors, optical fiber for better cable monitoring, and innovative substation automation packages.

On July 17, 2008, FERC Commissioners voted in favor of the waiver and the additional 50 basis points for the underground portions of the project.  The 50 basis point adder will be limited to 46 basis points based on the present overall ROE limit established by FERC on March 31, 2008, resulting in a total ROE for the underground portion of the M-N Project of 13.1%.  The cost of the underground portions is estimated to be slightly less than half of CL&P's overall $1.05 billion cost.  Once all advanced technology equipment is in service, the technology adder will increase NU’s annual earnings by approximately $1 million.

Among other findings, FERC said that CL&P had met its incentive test requirements by demonstrating that: the M-N Project would clearly ensure reliability and reduce congestion; it is not routine; it is very large in scope; there were significant risks and challenges associated with the M-N Project; and the entire package of incentives is just and reasonable.  Parties have 30 days from the date of the order to seek rehearing from FERC.

For further information, please refer to “Management's Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition and Business Analysis – Transmission Rate Matters and FERC Regulatory Issues – FERC ROE Decision” in NU’s quarterly report on Form 10-Q for the quarter ending March 31, 2008, filed with the Securities and Exchange Commission.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
By: __/s/ Shirley M. Payne_______________ Name: Shirley M. Payne Title: Vice President-Accounting and Controller

Date:  July 23, 2008